SEPARATION AND CONSULTING AGREEMENT AND GENERAL MUTUAL RELEASE

This SEPARATION AND CONSULTING AGREEMENT AND GENERAL MUTUAL RELEASE (the “Agreement”), dated as of May 9, 2018, is made by and between The Crypto Company, Inc. (“Company”), and Michael Poutre (“Executive” and, collectively with Company, the “Parties”).

WHEREAS, Executive currently is Company’s Chief Executive Officer and Chairman of the Board;

WHEREAS, Company wishes to retain new senior management in order to consider certain strategic opportunities that may be available to Company, and Executive wishes to support Company by resigning his positions as an officer and director, and consulting with Company for a period of six months as of the Termination Date as defined herein;

WHEREAS, the Parties have come to an agreement regarding the conclusion of Executive’s employment, service, offices, directorships, appointments and other positions he holds or held with Company, and all of its parents, subsidiaries and affiliates, and Executive’s new role as a consultant;

WHEREAS, the Parties acknowledge that (1) the law firm of Drinker Biddle & Reath LLP (“DBR”) currently represents the Company and the Executive in various separate legal matters unrelated to this Agreement and the attached Release Agreement, (2) DBR represents the Company in connection with this Agreement; (3) Executive consents to DBR representing Company in connection with this Agreement; (4) the Parties acknowledge their respective right to consult with and retain separate counsel with respect to their respective waivers, and have been provided an opportunity to do so; and (5) the Parties hereby waive any actual or potential conflict of interest as a result of DBR’s legal representation of the Company and the Executive in separate legal matters and DBR’s legal representation of the Company in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties to this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1. Incorporation of Recitals. The recitals above are hereby incorporated by reference as contractual terms of this Agreement.

2. Termination of Employment and Resignation from Offices. Executive’s last day of employment with Company, its parents, subsidiaries, and affiliates shall be the day after expiration of the Revocation Period, as that term is defined in Section 11, below and the Release Agreement attached as Exhibit A (the “Termination Date”), on which Company timely makes the First Payment as provided for in Section 4c, below. As of the Termination Date, Executive hereby resigns from all the offices, directorships, appointments, and other positions he holds with Company, and any of Company’s parents, subsidiaries and affiliates, including without limitation his positions and employment as Chief Executive Officer of Company, Chairman of Company’s board of directors, and Director. After the Termination Date, Executive shall not represent that Executive is an employee, officer, or director of Company or any of its parents, subsidiaries and affiliates for any purpose.

3. Termination Payments.

a. Accrued Compensation and Benefits. As of the Termination Date, Company shall pay Executive a lump-sum cash payment equal to the sum of the following, less applicable payroll deductions, taxes, and withholdings: (A) his earned but unpaid base salary (as in effect on the Termination Date); (B) his accrued but unpaid vacation as of the Termination Date and (C) any outstanding requests for expense reimbursements that are approved pursuant to Company policy. As of the Termination Date, Executive shall terminate participation in all of the benefits programs of Company, and all of its subsidiaries and affiliates in accordance with the terms of such programs, and Executive shall receive benefits under such programs if and when due in accordance with the terms of such programs.

b. Severance Benefits / Consideration. In addition to the payments referenced in Section 3a, above, Executive shall be entitled to severance benefits, consisting of:

i. If Executive timely and properly elects continuation coverage under COBRA, continued payment by Company will make continued payment for Executive’s health insurance coverage for 6 months, to the same extent that Company paid for such coverage immediately prior to the Termination Date.

ii. Executive agrees that the Severance Benefits are not compensation for Executive’s services rendered through the Termination Date, but rather constitute consideration for the promises contained in this Agreement and the Release Agreement, and are above and beyond any wages or salary or other sums to which Executive is entitled from Company under the terms of employment with Company.

4. Consultancy. Executive will provide services to Company as an independent contractor, though his loanout company, MP2 Ventures, LLC.

a. Term. Executive shall serve as a consultant to Company for six months, starting as of the Termination Date; provided, however, that the Company may, upon the written consent of the board of directors, terminate Executive’s consultancy services for any reason, subject to its payment obligations in Section 4c, below.

b. Services. Executive shall be available for a minimum of fifteen and a maximum of thirty hours per week to consult with Company, including to Company executives and the board of directors, at Company’s reasonable request on matters relating to Company’s corporate governance, operations as a public company, product development and any other areas reasonably within his expertise. Executive may provide consultancy services off-site.

2

c. Payment. Executive shall be paid an amount equivalent to his current monthly salary during the consultancy period, with Ninety Thousand Dollars ($90,000) payable two business days after the Termination Date (the “First Payment”), and a further Ninety Thousand Dollars ($90,000) payable on or before the ninetieth day after the Termination Date (the “Second Payment”). In the event the Company has terminated Executive pursuant to Section 4a, Executive’s Second Payment shall still be due and owing. Company makes no representations as to the taxable status of the amounts paid pursuant to this Section 4c. Executive shall be solely responsible for the payment of, and promises to pay, any and all taxes, penalties, or other costs assessed that are associated with the payments in this Section 4c and Executive agrees to indemnify and hold Company harmless from and against, all taxes and any costs, interest, assessments, penalties, damages, attorneys’ fees or other losses assessed against, and/or incurred by, Executive by reason of payment in the manner set forth above. Executive further agrees not to seek or make any claim or claims against Company for contribution, indemnity, compensation, damages, costs or penalties if a determination is made that some portion or all of the amounts paid pursuant to Section 4c is taxable or subject to withholding. Executive’s indemnification shall survive this Agreement indefinitely.

5. Releases. As an express condition for the obligations set forth in this Agreement, Executive and Company will execute the Release Agreement attached hereto as Exhibit A, which shall become binding on the Parties after expiration of the Effective Date and timely payment of the First Payment as provided for in Section 4c, absent prior revocation of this Agreement by Executive as provided for in Section 11. In the event the Release Agreement is not fully executed, or Executive timely revokes this Agreement, this Agreement shall be void ab initio and of no force.

6. Mutual Non-Disparagement. Executive agrees not to make to any person or entity any false, disparaging, or derogatory comments about Company or any of their parents, subsidiaries and affiliates, or any of their employees, clients, contractors, and agents. Company’s executive management team and board members agree that it will not make to any person or entity any false, disparaging, or derogatory comments about Executive, and that it will direct its senior management team not to make to any person or entity any false, disparaging, or derogatory comments about Executive.

7. Return of Records and Property. Upon the Termination Date or at any time upon Company’s (or its successors’) reasonable request, Executive shall promptly deliver to Company any and all of Company’s property in his possession or under his control, including manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables, or calculations, and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of Company, or its respective subsidiaries or affiliates, and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to Company. Notwithstanding any provision herein, Executive may retain the MacBook Pro computer assigned to him by Company.

8. Code Section 409A Compliance. The intent of the Parties is that payments under this Agreement either be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall Company, or any of its subsidiaries and affiliates or any of their respective agents be liable for any additional tax, interest, or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset, counterclaim, or recoupment by any other amount payable to Executive unless otherwise permitted by Code Section 409A. For purposes of Section 409A, each installment payment made pursuant to this Agreement shall be treated as a separate payment. Company makes no representation or warranty, and shall have no liability, to Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, Code Section 409A.

3

9. General Provisions.

a. Restrictions. Notwithstanding anything to the contrary herein, Executive understands that nothing in this Agreement or any other agreement that Executive may have with Company restricts or prohibits Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Executive does not need Company’s prior authorization to engage in such conduct. Notwithstanding, in making any such disclosures or communications, Executive must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company’s confidential information to any parties other than the Government Agencies. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

b. No Admission. This Agreement is not, and shall not be construed to be, an admission of liability, culpability, or any other legal conclusion. The Parties agree that no Party to this Agreement is to be construed as the prevailing or successful party within the meaning of any federal, state, or local statute, law, ordinance, rule, or regulation with regard to the decision to enter into this Agreement.

c. Modification. This Agreement may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing signed and duly executed by each of the Parties hereto.

d. Entire Agreement. This Agreement and the Release Agreement contain and constitute the entire understanding and agreement between the Parties on its subject matter, and, except as otherwise provided herein, they supersede and cancel all previous negotiations, agreements, commitments, and writings in connection herewith. If a conflict or inconsistency is found between the terms of this Agreement and any other agreement, the terms of this Agreement shall prevail.

e. Waiver. Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

4

f. Severability. Invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity of enforceability of any other provision.

g. Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the Parties hereto and their respective heirs, successors, and assigns.

h. Governing Law and Choice of Forum. All questions concerning the construction, validity, and interpretation of this Release Agreement will be governed by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents, and without regard to any choice-of-law or conflict-of-law provisions. Any action or other proceeding relating in any way to this Agreement and/or the Release Agreement, including but not limited to any action initiated to construe or enforce any of the provisions herein, shall be filed exclusively in the Superior Court of the State of California for the County of Los Angeles. In the event of litigation or other legal proceedings arising out of our related to the interpretation or enforcement of this Agreement and/or the Release Agreement, the prevailing party in any such proceeding shall be entitled to recover all reasonable costs and expenses incurred by that party, including but not limited to reasonable attorneys’ fees, in addition to any other relief to which he or it may be entitled.

i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

10. Acknowledgements. Executive hereby acknowledges (a) that he has carefully read and fully understands the provisions of this Agreement and the Release Agreement; (b) that he has had the opportunity to fully discuss them with counsel; and (c) that he intends to be legally bound hereby and thereby. Executive affirms that the terms stated in this Agreement and the Release Agreement are the only consideration for executing this Agreement and the Release Agreement and that no other representations, promises, or agreements of any kind have been made by any person or entity to cause him to sign this Agreement or the Release Agreement. Executive further acknowledges that he is signing this Agreement and the Release Agreement voluntarily and without coercion because he believes they are fair and reasonable and for no other reason.

11. Consideration Period and Revocation Period. Executive acknowledges and agrees that: (a) the releases given by him are given solely in exchange for the payments herein and such consideration includes amounts that are in addition to anything of value to which Executive was entitled to prior to signing this Agreement; (b) Executive has had the opportunity to consult with an attorney for advice regarding the effect of this Agreement prior to signing it and has consulted with his counsel Gary Gorham of Raskin Gorham Anderson Law; (c) Executive was advised to take up to twenty-one (21) days to study this Agreement before signing it but Executive may voluntarily choose to execute this Agreement before the end of the twenty-one (21)-day period; (d) if there are any changes to this Agreement before it is signed, the 21-day time period does not start again; (e) Executive understands that he has seven (7) days following his execution of the Agreement to revoke it in writing and that this Agreement will not be effective or enforceable until after this seven (7) day period has expired without revocation (the “Revocation Period”). If Executive wishes to revoke the Agreement after executing it, he must provide written notice of his decision to revoke the Agreement to Company’s legal counsel, J.R. Lanis, via email at Jr.Lanis@dbr.com, by no later than 12:01a.m. on the eighth (8th) calendar day after the date by which Executive has executed the Agreement.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officers, and Executive has signed this Agreement, effective as of the date(s) written below.

THE CRYPTO COMPANY

Dated: May 9, 2018	By:
	Name:	James Gilbert
	Title:	Chairman and Chief Executive Officer

EXECUTIVE

Dated: May 9, 2018
Michael Poutre

[Signature Page to the Separation Agreement]

Exhibit A

This MUTUAL RELEASE AGREEMENT (this “Release Agreement”) is made and entered into by and between The Crypto Company, Inc., a California corporation (the “Company”), and Michael Poutre (the “Executive”).

WHEREAS, Executive currently is Company’s Chief Executive Officer and Chairman of the Board;

WHEREAS, Executive and Company agreed, pursuant to that certain Separation and Consulting Agreement and General Release (the “Agreement”) to which this Release Agreement is attached);

WHEREAS, pursuant to Section 5 of the Agreement, full execution of this Release Agreement is a condition precedent to Executive’s and Company’s respective obligations under the Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Agreement, the sufficiency and receipt of which are hereby acknowledged, Company and Executive agree as follows:

1. Executive’s General Release and Waiver of Claims.

a. In consideration of Executive’s right to receive consideration as a consultant (as defined in the Agreement) and Company’s release of claims, and subject to full performance by Company under the terms and conditions specified therein, Executive, on behalf of himself and Executive’s spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns (hereinafter collectively referred to for purposes of this Section 1 as the “Executive”), HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, GENERALLY RELEASES, AND FOREVER DISCHARGES Company and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions, and each of their respective predecessors, officers, directors, managers, employees, trustees, fiduciaries, administrators, executives, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations, losses, suits, costs, counsel fees, and liabilities of any kind or nature whatsoever, at law or in equity, WHETHER KNOWN OR UNKNOWN, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic which Executive has now or in the future may claim to have against any or all of Company Released Parties, including without limitation claims based upon, arising out of, or in any way relating to any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to Executive’s execution of this Release Agreement that are in any way based upon, arising under, or relating to Executive’s employment with Company or any of its subsidiaries or affiliates, the termination of Executive’s employment with Company or any of its subsidiaries or affiliates, Executive’s services as an officer, director, or employee of Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the “Executive’s Released Claims”). The Executive’s Released Claims include, without limitation, claims based on, arising under, or relating to the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended (including the Civil Rights Act of 1991); the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., as amended; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., as amended; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended; the Equal Pay Act of 1963, 29 U.S.C. § 206(d), as amended; Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1681 et seq., as amended; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., as amended; the Labor Management Relations Act 29 U.S.C. §§ 141 et seq., as amended, the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as amended; the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. §§ 1961 et seq., as amended; the Sarbanes Oxley Act of 2002; the Sabine Pilot Doctrine or the American Jobs Creation Act of 2004; any other federal, state or local statutory laws relating to employment, discrimination in employment (including, without limitation, the California Fair Employment and Housing Act; the California Family Rights Act; the California Equal Pay Law; the Unruh Civil Rights Act, California Civil Code Section 51 et seq.; the California Labor Code; the California Civil Code; the California Constitution; the California Business and Professions Code 17200), termination of employment, wages, benefits or otherwise; or any other federal, state or local constitution, statute, rule, or regulation, including, but not limited to, any ordinance addressing fair employment practices; any claims for employment or reemployment by Company Released Parties; any common law claims, including but not limited to actions in tort, defamation, fraud (including fraudulent inducement into this Release Agreement), promissory estoppel, negligence, and breach of contract; any claims or damages for wrongful discharge or retaliatory discharge; and any claims arising under any common law theory or any federal, state, or local statute or ordinance not expressly referenced above.

A-1

b. To the fullest extent permitted by law, and subject to the provisions of Section 1.d below, Executive represents and affirms that he has not filed or caused to be filed on Executive’s behalf any complaint, action, lawsuit, arbitration, request for relief, claim, or other proceeding (legal, equitable, administrative, or of any other nature) against any of Company Released Parties related to the Executive’s Released Claims and, to the best of Executive’s knowledge and belief, there are no outstanding complaints, actions, lawsuits, arbitrations, requests for relief, claims, or other proceedings (legal, equitable, administrative or of any other nature) asserted on behalf of Executive against any of Company Released Parties related to any of the Executive’s Released Claims. Nothing in this Release Agreement shall prevent Executive from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the California Department of Fair Employment and Housing (the “DFEH”), or other similar federal, state, or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, the DFEH, or similar federal, state, or local agencies. However, by entering into this Release Agreement, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, DFEH, or similar federal, state, or local agency proceeding, including any subsequent legal action.

c. In waiving and releasing any and all claims whether or not now known, Executive understands that this means that, if he later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Release Agreement will remain effective in all respects — despite such different or additional facts and Executive’s later discovery of such facts, even if he would not have agreed to this Release Agreement if he had prior knowledge of such facts. Executive further acknowledges he had read Section 1542 of the California Civil Code which provides as follows:

A-2

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Executive understands that Section 1542 gives Executive the right not to release existing claims of which Executive is not now aware, unless Executive voluntarily chooses to waive this right. Even though Executive is aware of this right, Executive nevertheless hereby expressly and voluntarily waives the rights described in Section 1542 (or any similar relevant law of any state, other jurisdiction, or country) and elects to assume all risks for claims that now exist in Executive’s favor, known or unknown, arising from the Executive’s Released Claims.

d. Nothing in this Section 1, or elsewhere in this Release Agreement, is intended as, or shall be deemed or operate as, a release by Executive of (i) any claims to enforce obligations or limitations of Company under the Agreement or this Release Agreement, including without limitation claims for payments and benefits to which Executive is entitled under Sections 3b and 4c of the Agreement, subject to the terms and conditions specified therein, (ii) any claims for any vested benefits under any agreements with Company or Company-sponsored benefit plans (e.g., 401(k) benefits), (iii) any rights or claims of Executive for indemnification or related duties by any Company Released Party under any written indemnification agreement, Company’s By-Laws or Articles of Incorporation, or under applicable law, (iv) any rights to coverage under any director and officer liability insurance or other insurance policies, any run-off policy thereto, or under COBRA or similar state law, (v) unemployment insurance, (vi) worker’s compensation benefits, (vii) state disability compensation, (viii) any rights or claims under federal or state law that cannot, as a matter of law, be waived by private agreement, (ix) any claims arising out of Executive’s rights as a shareholder of Company, and (x) any claims arising after the effective date of this Release Agreement.

2. Company’s General Release and Waiver of Claims.

a. In consideration of Executive’s resignation, not revoking his signature during the Revocation Period and agreement to remain a consultant to Company (as defined in the Agreement) and Executive’s release of claims, and subject to full performance by Executive under the terms and conditions specified therein, Company, on behalf of itself and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions and each of their respective officers, directors, managers, employees, trustees, fiduciaries, administrators, executives, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (hereinafter collectively referred to for purposes of this Section 2 as the “Company”), HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, GENERALLY RELEASES, AND FOREVER DISCHARGES Executive and his spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns, (collectively, the “Executive Released Parties”) from any and all claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations, losses, suits, costs, counsel fees, and liabilities of any kind or nature whatsoever, at law or in equity, WHETHER KNOWN OR UNKNOWN, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic which Company has now or in the future may claim to have against Executive Released Parties, including without limitation claims based upon, arising out of, or in any way relating to any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to Company’s execution of this Release Agreement that are in any way based upon, arising under, or relating to Executive’s employment with Company, or any of Company’s subsidiaries or affiliates, the termination of Executive’s employment with Company, or any of its subsidiaries or affiliates, or Executive’s services as an officer, director, or employee of Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the “Company’s Released Claims”).

A-3

b. To the fullest extent permitted by law, and subject to the provisions of Section 3d below, Company represents and affirms that it has not filed or caused to be filed on Company’s behalf any complaint, action, lawsuit, arbitration, request for relief, claim, or other proceeding (legal, equitable, administrative, or of any other nature) against any of Executive Released Parties related to the Company’s Released Claims and, to the best of Company’s knowledge and belief, there are no outstanding complaints, actions, lawsuits, arbitrations, requests for relief, claims, or other proceedings (legal, equitable, administrative or of any other nature) asserted on behalf of Company against any of Executive Released Parties related to any of the Company’s Released Claims.

c. In waiving and releasing any and all claims whether or not now known, Company understands that this means that, if it later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Release Agreement will remain effective in all respects — despite such different or additional facts and Company’s later discovery of such facts, even if it would not have agreed to this Release Agreement if it had prior knowledge of such facts. Company further acknowledges he had read Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Company understands that Section 1542 gives Company the right not to release existing claims of which Company is not now aware, unless Company voluntarily chooses to waive this right. Even though Company is aware of this right, Company nevertheless hereby expressly and voluntarily waives the rights described in Section 1542 (or any similar relevant law of any state, other jurisdiction, or country) and elects to assume all risks for claims that now exist in Company’s favor, known or unknown, arising from the Company’s Released Claims.

a. Nothing in this Section 2, or elsewhere in this Release Agreement, is intended as, or shall be deemed or operate as, a release by Company of (i) any claims to enforce obligations or limitations of Executive under the Agreement or this Release Agreement, (ii) any rights or claims under federal or state law that cannot, as a matter of law, be waived by private agreement, (iii) any public reporting requirements mandated by law, and (iv) any claims arising after the effective date of this Release Agreement.

A-4

3. Covenant Not to Sue.

a. By Executive. Executive, on behalf of himself and Executive’s spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns (the “Executive Parties”), hereby covenants forever not to, whether directly or indirectly or whether individually or collectively, initiate, assert, file, prosecute, maintain, commence, institute, sponsor, encourage, assist, volunteer, advise, represent, cooperate with, or facilitate any complaint, action, proceeding, investigation, arbitration, lawsuit, or claim or any legal, equitable, or administrative proceeding of any nature, against any of Company Released Parties in connection with the Executive’s Released Claims (other than with respect to any rights or claims specified in Sections 1.b and 1.d herein), and represents and warrants that no other person or entity has initiated or, to the extent within Executive’s control, will initiate any such proceeding on Executive’s or their behalf.

b. By Company. Company, on behalf of itself and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions and each of their respective officers, directors, managers, employees, trustees, fiduciaries, administrators, executives, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (the “Company Parties”), hereby covenants forever not to, whether directly or indirectly or whether individually or collectively, initiate, assert, file, prosecute, maintain, commence, institute, sponsor, encourage, assist, volunteer, advise, represent, cooperate with, or facilitate any complaint, action, proceeding, investigation, arbitration, lawsuit, or claim or any legal, equitable, or administrative proceeding of any nature, against any of Executive Released Parties in connection with the Company’s Released Claims (other than with respect to any rights or claims specified in Sections 2b and 2d herein), and represents and warrants that no other person or entity has initiated or, to the extent within Company’s control, will initiate any such proceeding on Executive’s or their behalf.

4. No Admission of Liability. It is understood that nothing in this Release Agreement is to be construed as an admission on behalf of Executive Released Parties or Company Released Parties of any wrongdoing, any such wrongdoing being expressly denied.

5. Restrictions. Notwithstanding anything to the contrary herein, Executive understands that nothing in this Release Agreement or any other agreement that Executive may have with Company restricts or prohibits Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Executive does not need Company’s prior authorization to engage in such conduct. Notwithstanding, in making any such disclosures or communications, Executive must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company’s confidential information to any parties other than the Government Agencies. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

6. Executive and Company Acknowledgments. Executive and Company acknowledge that,

a. the consideration provided for herein is good and valuable;

b. before entering into this Release Agreement, he or it, as applicable, has had the opportunity to consult with any attorney or other advisor of the his or its choice, and has done so;

A-5

c. any and all questions regarding this Release Agreement have been asked and answered to his or its complete satisfaction;

d. He or it has read this Release Agreement and understands all of its terms, including, without limitation, the waiver and release of claims set forth in Section 1a and Section 2a above;

e. He or it has entered into this Release Agreement of his or its own free will;

f. in entering this Release Agreement, the he or it has made his or its own investigation of the facts and is relying solely upon his or its own judgment, knowledge and the advice of his or its own attorney and/or other advisor;

g. no promises, statements, understandings, or representations have been made to him or it by any person to induce him or it to enter into the Agreement or this Release Agreement other than the express terms set forth herein, and he or it is not relying upon any promises, statements, understandings, or representations other than those expressly set forth in the Agreement and this Release Agreement;

h. this Release Agreement shall not become effective or enforceable until the first day following the end of the Revocation Period, as that term is defined in Section 7.j below, provided that Executive has executed, returned, and not revoked this Release Agreement in accordance with the terms hereof, and timely payment of the First Payment as provided for in Section 4c of the Agreement;

i. Executive has had at least twenty-one (21) days within which to consider and review this Release Agreement or has knowingly and voluntarily waived Executive’s right to do so;

j. Executive has seven (7) days following the date Executive executes this Release Agreement to revoke this Release Agreement (the “Revocation Period”) by delivering a written notice of such revocation to Company; and

k. if Executive revokes this Release Agreement prior to expiration of the Revocation Period, this Release Agreement shall be null and void ab initio and neither Executive nor Company shall be entitled to receive any of the consideration described in the Agreement.

7. Executive Acknowledgements. Executive further acknowledges that,

a. Executive has not relied on legal counsel from any of Company Released Parties; and

b. pursuant to Section 1a. above, Executive is waiving and releasing any rights Executive may have against Company Released Parties under the Age Discrimination in Employment Act of 1967, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.

A-6

8. Miscellaneous

a. Governing Law. All questions concerning the construction, validity, and interpretation of this Release Agreement will be governed by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents, and without regard to any choice-of-law or conflict-of-law provisions.

b. Construction. The parties have jointly participated in the negotiation and drafting of this Release Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Release Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of the Release Agreement.

c. Counterparts. This Release Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

d. Successors and Assigns. Executive may not assign this Release Agreement or any of his rights and duties hereunder. Company may assign this Release Agreement to an entity controlled by or under common control with Company or to an entity that acquires all or substantially all of the stock or assets of Company. The provisions of this Release Agreement shall be binding on and shall inure to the benefit of Executive, Company and their respective assigns, including any successor in interest to Company who acquires all or substantially all of Company’s stock or assets.

e. Severability. It is expressly understood and agreed that although Executive and Company consider the provisions contained in this Release Agreement to be reasonable, if any one or more of the provisions contained in this Release Agreement will, for any reason, be held to be invalid, illegal, or unenforceable in any respect by a final judicial determination made by a court of competent jurisdiction, such invalidity, illegality, or unenforceability will not affect the other provisions of this Release Agreement, and this Release Agreement will, be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Release Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear consistent with the general intent of Executive and Company insofar as possible.

f. Modification. This Release Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Release Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND AGREE TO ITS TERMS.

[SIGNATURE PAGE FOLLOWS]

A-7

IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date set forth below.

THE CRYPTO COMPANY

Dated: May 9, 2018	By:
	Name:	James Gilbert
	Title:	Chairman and Chief Executive Officer

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS RELEASE AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

EXECUTIVE

Dated: May 9, 2018
Michael Poutre

[Signature Page to the Release Agreement]

1

ELECTION TO EXECUTE PRIOR TO EXPIRATION
OF 21-DAY CONSIDERATION PERIOD

I, Michael Poutre, understand that I have twenty-one (21) days within which to consider and execute the attached Confidential Separation Agreement and General Release. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Confidential Separation Agreement and General Release before such twenty-one (21)-day period has expired.

May 9, 2018
Date	Michael Poutre